Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES SECOND QUARTER 2026 RESULTS
RUTLAND, VERMONT (August 6, 2026) — Casella Waste Systems, Inc. (Nasdaq: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three and six month periods ended June 30, 2026.
Key Highlights:
•Revenues were $543.7 million for the quarter, up $78.4 million, or up 16.9%, from the same period in 2025.
•Solid waste pricing for the quarter was up 5.5% from the same period in 2025, driven by 5.8% collection price growth and 4.7% disposal price growth.
•Net income was $3.8 million for the quarter, as compared to $5.2 million for the same period in 2025. Adjusted Net Income, a non-GAAP measure, was $25.3 million for the quarter, up $1.1 million, or up 4.6%, from the same period in 2025.
•Adjusted EBITDA, a non-GAAP measure, was $123.2 million for the quarter, up $13.7 million, or up 12.5%, from the same period in 2025.
•Net cash provided by operating activities was $161.0 million for the year-to-date period, up $21.4 million, or up 15.3%, from the same period in 2025.
•Adjusted Free Cash Flow, a non-GAAP measure, was $78.1 million for the year-to-date period, up $7.3 million, or up 10.3%, from the same period in 2025.
•Acquired five businesses thus far in 2026 with approximately $165 million in aggregate annualized revenues.

“We delivered another quarter of solid financial and operating performance as our teams continued to execute at a high level across the business,” said Ned Coletta, President and CEO of Casella Waste Systems, Inc. “Our disciplined operating approach, strong pricing execution, healthy landfill volumes, and continued acquisition activity drove positive results during the quarter. The momentum we have built through the first half of the year, together with the strength of our operating platform, reinforces our confidence in our strategy and execution for the remainder of the year.”
“Our core business continued to perform well during the quarter,” Coletta said. “Solid waste pricing remained strong, including disposal pricing of 4.7%, with municipal solid waste and construction & demolition pricing growth of 4.5% at the landfills. As we advanced pricing, landfill volumes also increased year-over-year with the growth related to both third party-sales and internalization efforts.”
“Notably, as fuel prices rapidly increased this year and remained elevated through the second quarter, our floating fuel recovery fees offset this higher cost, although resulting in a headwind to Adjusted EBITDA margins of 40 basis points. At the same time, our teams remained focused on driving results through our key operating programs as well as acquisition integration, including continued progress within our Mid-Atlantic region, where we have completed our systems integration work, initiated various route optimization initiatives, and look to further execute against our plan in the second half of the year.”
“Our acquisition pipeline remains very strong,” Coletta said. “We have closed on five acquisitions so far this year with total annualized revenues of approximately $165 million, and I would like to again welcome our new team members and customers.”
Q2 2026 Results
Revenues were $543.7 million for the quarter, up $78.4 million, or up 16.9%, from the same period in 2025, with revenue growth mainly driven by: the positive impact from acquisitions, including the rollover contribution from deals closed in prior periods; positive collection and disposal price; an increase in landfill volumes; and strong National Accounts growth in our Resource Solutions operating segment.
Operating income was $20.0 million for the quarter, up $0.7 million, or up 3.6%, from the same period in 2025, reflecting improved operating performance; partially offset by higher depreciation and amortization expense mainly related to acquisition growth.
Net income was $3.8 million for the quarter, down $(1.4) million, or down (27.6)%, as compared to $5.2 million for the same period in 2025, largely driven by the same factors impacting operating income in addition to higher interest expense, net. Adjusted Net Income was $25.3 million for the quarter, up $1.1 million, or up 4.6%, from the same period in 2025.

Adjusted EBITDA was $123.2 million for the quarter, up $13.7 million, or up 12.5%, from the same period in 2025, driven by both acquisition contribution and organic growth.
Please refer to "Non-GAAP Performance Measures" included in "Unaudited Reconciliation of Certain Non-GAAP Measures" below for additional information and reconciliations of Adjusted Net Income, Adjusted EBITDA and other non-GAAP performance measures to their most directly comparable generally accepted accounting principles (“GAAP”) measures.
Net cash provided by operating activities was $161.0 million for the six months ended June 30, 2026, up $21.4 million from the same period in 2025. Adjusted Free Cash Flow was $78.1 million for the six months ended June 30, 2026, up $7.3 million from the same period in 2025.
Please refer to "Non-GAAP Liquidity Measures" included in "Unaudited Reconciliation of Certain Non-GAAP Measures" below for additional information and reconciliation of Adjusted Free Cash Flow to its most directly comparable GAAP measure.
Fiscal Year 2026 Outlook
“We are increasing our revenue guidance reflecting our acquisition activity and expectation of higher floating fuel recovery fees associated with offsetting elevated fuel costs,” Coletta said. “The business is performing in line with plan and our outlook for the year has not materially changed.”
The Company updated guidance for the fiscal year ending December 31, 2026 (“fiscal year 2026”) for the following ranges:
•Revenues between $2.090 billion and $2.110 billion (raised from a range of $2.060 billion to $2.080 billion); and
•Net income between $0 and $6 million (lowered from a range of $4 million to $10 million).
The Company reaffirmed guidance for fiscal year 2026 by estimating results in the following ranges:
•Adjusted EBITDA between $473 million and $483 million;
•Net cash provided by operating activities between $370 million and $380 million; and
•Adjusted Free Cash Flow between $200 million and $210 million.
The guidance ranges do not include the impact of any acquisitions that have not been completed. Adjusted EBITDA and Adjusted Free Cash Flow related to fiscal year 2026 are described in the Unaudited Reconciliation of Fiscal Year 2026 Outlook Non-GAAP Measures section of this press release. Net income and Net cash provided by operating activities are provided as the most directly comparable GAAP measures to Adjusted EBITDA and Adjusted Free Cash Flow, respectively, however these forward-looking estimates for fiscal year 2026 do not contemplate any unanticipated impacts.
Conference Call to Discuss Quarter
The Company will host a conference call to discuss these results on Friday, August 7, 2026 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should register for the call by clicking here to obtain a dial in number and unique passcode. Alternatively, upon registration, the website linked above provides an option for the conference provider to call the registrant's phone line, enabling participation on the call.
The call will also be webcast; to listen, participants should visit the Company’s website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the Company's website and accessible using the same link.
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides resource management expertise and services to residential, commercial, municipal, institutional and industrial customers, primarily in the areas of solid waste collection and disposal, transfer, recycling and organics services in the eastern United States. For further information, investors may visit the Company’s website at http://www.casella.com.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, our financial performance; financial condition; operations and services; prospects; growth; strategies; anticipated impacts from future or completed acquisitions; and guidance for fiscal year 2026, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate”, “projects,” “will,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the

Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.
Such risks and uncertainties include or relate to, among other things, the following: the Company may be unable to adequately increase prices or drive operating efficiencies to adequately offset increased costs and inflationary pressures, including increased fuel prices, wages, and tariffs; it is difficult to determine the timing or future impact of a sustained economic slowdown that could negatively affect our operations and financial results; the increasing focus on per - and polyfluoroalkyl substances (“PFAS”) and other emerging contaminants, including the recent designation by the U.S. Environmental Protection Agency of two PFAS chemicals as hazardous substances under the Comprehensive Environmental Response, Compensation, and Liability Act, will likely lead to increased compliance and remediation costs and litigation risks; adverse weather conditions may negatively impact the Company's revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside the Company's control; the Company may be required to incur capital expenditures in excess of its estimates; the Company's insurance coverage and self-insurance reserves may be inadequate to cover all of its risk exposures; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; disruptions or limited access to domestic and global transportation or the imposition of tariffs could impact the Company's ability to sell recyclables into end markets; the Company may be unable to achieve its acquisition or development targets on favorable pricing or at all, including due to the failure to satisfy all closing conditions and to receive required regulatory approvals that may prevent closing of any announced transaction; the Company may not be able to successfully integrate and recognize the expected financial benefits from acquired businesses; and the Company may incur environmental charges or asset impairments in the future.
There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A. “Risk Factors” in the Company's most recently filed Form 10-K and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Henry Baby, CFA
Vice President of Investor Relations & Finance
(802) 417-3841
Media:
Jeff Weld
Vice President of Communications
(802) 772-2234
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$543,748	$465,334	$1,001,076	$882,435
Operating expenses:
Cost of operations	364,949	308,070	673,874	588,521
General and administration	63,168	54,523	121,296	111,009
Depreciation and amortization	88,498	77,006	166,481	148,497
Expense from acquisition activities	6,081	6,463	12,590	11,992
Organics facility closure charge	1,088	—	2,016	—
	523,784	446,062	976,257	860,019
Operating income	19,964	19,272	24,819	22,416
Other expense (income):
Interest expense, net	17,421	13,000	31,414	24,598
Other income	(822)	(615)	(1,136)	(933)
Other expense, net	16,599	12,385	30,278	23,665
Income (loss) before income taxes	3,365	6,887	(5,459)	(1,249)
(Benefit) provision for income taxes	(405)	1,679	(3,690)	(1,647)
Net income (loss)	$3,770	$5,208	$(1,769)	$398
Basic weighted average common shares outstanding	63,613	63,461	63,579	63,424
Basic earnings (loss) per common share	$0.06	$0.08	$(0.03)	$0.01
Diluted weighted average common shares outstanding	63,685	63,563	63,579	63,524
Diluted earnings (loss) per common share	$0.06	$0.08	$(0.03)	$0.01

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,541	$123,773
Accounts receivable, net of allowance for credit losses	220,366	178,068
Other current assets	68,685	67,440
Total current assets	314,592	369,281
Property and equipment, net of accumulated depreciation and amortization	1,381,271	1,289,409
Operating lease right-of-use assets	111,528	105,252
Goodwill	1,372,773	1,120,056
Intangible assets, net of accumulated amortization	341,589	290,855
Restricted cash and assets	3,132	96,265
Other non-current assets	32,631	32,208
Total assets	$3,557,516	$3,303,326
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of debt	$25,580	$25,735
Current operating lease liabilities	12,304	11,952
Accounts payable	126,550	102,468
Contract liabilities	43,880	45,153
Current accrued final capping, closure and post-closure costs	6,482	7,562
Other accrued liabilities	102,163	101,032
Total current liabilities	316,959	293,902
Debt, less current portion	1,325,132	1,128,927
Operating lease liabilities, less current portion	81,988	72,513
Accrued final capping, closure and post-closure costs, less current portion	198,481	185,160
Other long-term liabilities	54,932	54,115
Total stockholders' equity	1,580,024	1,568,709
Total liabilities and stockholders' equity	$3,557,516	$3,303,326

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2026	2025
Cash Flows from Operating Activities:
Net (loss) income	$(1,769)	$398
Adjustments to reconcile Adjustments to reconcile net (loss) income to net cash provided by operating activities::
Depreciation and amortization	166,481	148,497
Interest accretion on landfill and environmental remediation liabilities	8,021	7,426
Amortization of debt issuance costs	1,492	1,519
Stock-based compensation	6,883	7,777
Operating lease right-of-use assets expense	12,453	10,392
Other items and charges, net	158	1,124
Deferred income taxes	(9,485)	(148)
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(23,208)	(37,337)
Net cash provided by operating activities	161,026	139,648
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(400,816)	(175,018)
Additions to property and equipment	(122,288)	(121,878)
Proceeds from sale of property and equipment	640	503
Net cash used in investing activities	(522,464)	(296,393)
Cash Flows from Financing Activities:
Proceeds from debt borrowings	248,950	25,000
Principal payments on debt	(78,364)	(32,984)
Payments of debt issuance costs	(466)	(802)
Net cash provided by (used in) financing activities	170,120	(8,786)
Net decrease in cash, cash equivalents and restricted cash, including non-current	(191,318)	(165,531)
Cash, cash equivalents and restricted cash, including non-current, beginning of period	216,859	383,303
Cash, cash equivalents and restricted cash, including non-current, end of period	$25,541	$217,772
Supplemental Disclosure of Cash Flow Information:
Cash interest payments	$31,405	$28,575
Cash income tax (refunds) payments, net	$(2,416)	$164
Supplemental Disclosure of Non-Cash Activities:
Right-of-use assets obtained in exchange for finance lease obligations	$24,954	$17,340
Right-of-use assets obtained in exchange for operating lease obligations	$14,851	$22,033

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(In thousands)
Non-GAAP Performance Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also presents non-GAAP performance measures such as Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted Operating Income, Adjusted Operating Income as a percentage of revenues, Adjusted Net Income and Adjusted Diluted Earnings Per Common Share that provide an understanding of operational performance because it considers them important supplemental measures of the Company's performance that are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company's results. The Company also believes that identifying the impact of certain items as adjustments provides more transparency and comparability across periods. Management uses these non-GAAP performance measures to further understand its “core operating performance” and believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing such non-GAAP performance measures to investors, in addition to corresponding income statement measures, affords investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The tables below set forth such performance measures on an adjusted basis to exclude such items:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$3,770	$5,208	$(1,769)	$398
Net income (loss) as a percentage of revenues	0.7%	1.1%	(0.2)%	—%
(Benefit) provision for income taxes	(405)	1,679	(3,690)	(1,647)
Other income	(822)	(615)	(1,136)	(933)
Interest expense, net	17,421	13,000	31,414	24,598
Depreciation and landfill amortization	66,468	57,889	126,075	109,914
Amortization of intangibles (i)	22,030	19,117	40,406	38,583
Expense from acquisition activities (ii)	6,081	6,463	12,590	11,992
Organics facility closure charge, net (iii)	927	—	1,697	—
Depletion of landfill operating lease obligations	3,746	3,050	6,704	5,589
Interest accretion on landfill and environmental remediation liabilities	4,022	3,715	8,021	7,426
Adjusted EBITDA	$123,238	$109,506	$220,312	$195,920
Adjusted EBITDA as a percentage of revenues	22.7%	23.5%	22.0%	22.2%
Depreciation and landfill amortization	(66,468)	(57,889)	(126,075)	(109,914)
Depletion of landfill operating lease obligations	(3,746)	(3,050)	(6,704)	(5,589)
Interest accretion on landfill and environmental remediation liabilities	(4,022)	(3,715)	(8,021)	(7,426)
Adjusted Operating Income	$49,002	$44,852	$79,512	$72,991
Adjusted Operating Income as a percentage of revenues	9.0%	9.6%	7.9%	8.3%

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$3,770	$5,208	$(1,769)	$398
Amortization of intangibles (i)	22,030	19,117	40,406	38,583
Expense from acquisition activities (ii)	6,081	6,463	12,590	11,992
Organics facility closure charge, net (iii)	927	—	1,697	—
Tax effect (iv)	(7,550)	(6,651)	(14,220)	(13,150)
Adjusted Net Income	$25,258	$24,137	$38,704	$37,823

Diluted weighted average common shares outstanding	63,685	63,563	63,579	63,524
Dilutive effect of options and other stock awards	—	—	82	—
Adjusted Diluted Weighted Average Common Shares Outstanding	63,685	63,563	63,661	63,524

Diluted earnings (loss) per common share	$0.06	$0.08	$(0.03)	$0.01
Amortization of intangibles (i)	0.35	0.30	0.64	0.61
Expense from acquisition activities (ii)	0.10	0.10	0.20	0.19
Organics facility closure charge, net (iii)	0.01	—	0.03	—
Tax effect (iv)	(0.12)	(0.10)	(0.23)	(0.21)
Adjusted Diluted Earnings Per Common Share	$0.40	$0.38	$0.61	$0.60
(i)Amortization of intangibles is the add-back of non-cash amortization of acquired intangibles, including covenants not-to-compete, customer relationships and trade names.
(ii)Expense from acquisition activities is comprised primarily of legal, consulting, rebranding, information technology and other costs associated with the due diligence, acquisition and integration of acquired businesses.
(iii)Organics facility closure charge, net are net expenses related to us ceasing operations at an organic residuals composting facility that we own in Maine related to a change in state law prohibiting land application of biosolids based recycled products. The charge consists of costs incurred, net of revenues, related to ceasing operations at the site, which we expect to continue to occur through final closure of the site.
(iv)Tax effect represents the aggregate marginal tax impact of each adjustment calculated using an estimated average statutory rate. Tax effect presented for the periods ending June 30, 2025 have been updated to conform with the current period methodology.

Non-GAAP Liquidity Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also presents non-GAAP liquidity measures, such as Adjusted Free Cash Flow, that provide an understanding of the Company's liquidity because it considers them important supplemental measures of its liquidity that are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company's cash flow generation from its core operations that are then available to be deployed for strategic acquisitions, growth investments, development projects, unusual landfill closures, site improvement and remediation, and strengthening the Company’s balance sheet through paying down debt. The Company also believes that showing the impact of certain items as adjustments provides more transparency and comparability across periods. Management uses non-GAAP liquidity measures to understand the Company’s cash flow provided by operating activities after certain expenditures along with its consolidated net leverage and believes that these measures demonstrate the Company’s ability to execute on its strategic initiatives. The Company believes that providing such non-GAAP liquidity measures to investors, in addition to corresponding cash flow statement measures, affords investors the benefit of viewing the Company’s liquidity using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and cash flow generation has performed. The table below, on an adjusted basis to exclude certain items, sets forth such liquidity measures:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$98,773	$89,525	$161,026	$139,648
Capital expenditures	(72,309)	(66,403)	(122,288)	(121,878)
Proceeds from sale of property and equipment	279	287	640	503
Acquisition capital expenditures (i)	11,369	12,117	20,610	39,986
Cash outlays for acquisition expenses (ii)	5,768	5,442	12,761	11,768
McKean Landfill rail capital expenditures (iii)	2,893	800	4,476	800
Cash outlays for organics facility closure, net (iv)	692	—	893	—
Adjusted Free Cash Flow	$47,465	$41,768	$78,118	$70,827
(i)Acquisition capital expenditures are acquisition-related capital expenditures that are necessary to transition and upgrade acquired assets to Company operating standards and to achieve strategic synergies associated with integrating newly acquired operations, which can be considered, together with acquisition purchase price, as part of the initial overall investment in an acquired business.
(ii)Cash outlays for acquisition expenses are cash outlays for transaction and integration costs relating to specific acquisition transactions and include legal, consulting, rebranding, information technology and other costs as part of the Company’s strategic growth initiative.
(iii)McKean Landfill rail capital expenditures are long-term infrastructure capital expenditures related to rail side development at the Company's landfill in Mount Jewett, PA ("McKean Landfill"), which is different from the landfill construction investments in the normal course of operations.
(iv)Cash outlays for organics facility closure, net are net cash outlays related to us ceasing operations at an organic residuals composting facility that we own in Maine related to a change in state law prohibiting land application of biosolids based recycled products. We expect to incur cash outlays through satisfaction of the closure requirements and the soil remediation process.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted Operating Income, Adjusted Operating Income as a percentage of revenues, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, and Adjusted Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted Operating Income, Adjusted Operating Income as a percentage of revenues, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, and Adjusted Free Cash Flow presented by other companies.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF FISCAL YEAR 2026 OUTLOOK NON-GAAP MEASURES
(In thousands)

Following is a reconciliation of the Company's estimated Adjusted EBITDA(i) from estimated Net income for fiscal year 2026:

(Estimated) Twelve Months Ending December 31, 2026
Net income	$0 - $6,000
Provision for income taxes	7,000 - 11,000
Other income	(2,000)
Interest expense, net	67,000
Expense from acquisition activities	20,000
Depreciation and landfill amortization	267,000
Amortization of intangibles	82,000
Depletion of landfill operating lease obligations	14,000
Interest accretion on landfill and environmental remediation liabilities	15,000
Organics facility closure charge, net	3,000
Adjusted EBITDA	$473,000 - $483,000
Following is a reconciliation of the Company's estimated Adjusted Free Cash Flow(i) from estimated Net cash provided by operating activities for fiscal year 2026:

(Estimated) Twelve Months Ending December 31, 2026
Net cash provided by operating activities	$370,000 - $380,000
Capital expenditures	(275,000)
Proceeds from sale of property and equipment	1,000
Acquisition capital expenditures	76,000
Cash outlays for acquisition expenses	20,000
McKean Landfill rail capital expenditures	5,000
Cash outlays for organics facility closure, net	3,000
Adjusted Free Cash Flow	$200,000 - $210,000
(i)See footnotes for Non-GAAP Performance Measures and Non-GAAP Liquidity Measures included in the Unaudited Reconciliation of Certain Non-GAAP Measures for further disclosure over the nature of the various adjustments to estimated Adjusted EBITDA and estimated Adjusted Free Cash Flow.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL DATA TABLES
(In thousands)
Amounts of total revenues attributable to services provided for the three months ended June 30, 2026 and 2025 are as follows:

	Three Months Ended June 30,
	2026			2025
	Gross Revenues	Intercompany Revenues	Third-Party Revenues	Gross Revenues (i)	Intercompany Revenues (i)	Third-Party Revenues
Collection	$382,805	$(27,774)	$355,031	$319,261	$(21,356)	$297,905
Landfill	62,381	(33,087)	29,294	56,924	(30,869)	26,055
Transfer station	96,409	(48,555)	47,854	79,060	(39,681)	39,379
Transportation	10,175	(4,240)	5,935	10,204	(4,059)	6,145
Landfill gas-to-energy	1,427	—	1,427	1,556	—	1,556
Processing	3,616	(970)	2,646	3,515	(931)	2,584
Solid waste	556,813	(114,626)	442,187	470,520	(96,896)	373,624
Processing (ii)	58,604	(5,714)	52,890	54,039	(3,884)	50,155
National Accounts (ii)	48,862	(191)	48,671	41,801	(246)	41,555
Resource Solutions	107,466	(5,905)	101,561	95,840	(4,130)	91,710
Total revenues	$664,279	$(120,531)	$543,748	$566,360	$(101,026)	$465,334
(i)Prior period amounts have been updated to correct an immaterial error by reclassifying certain intercompany amounts from contra-revenue to costs of operations.
(ii)In the three months ended March 31, 2026, we realigned a business unit related to organic materials brokerage operations within our Resource Solutions operating segment from the National Accounts service line to the processing service line. Amounts disclosed for the three months ended June 30, 2025 have been updated to conform to the current period presentation.

Components of consolidated revenues growth for the three months ended June 30, 2026 compared to the three months ended June 30, 2025 are as follows:

	Amount	% of Related Business
Solid waste operations:
Collection	$17,377	5.8%
Disposal:
Landfill	1,035	4.0%
Transfer Station	2,026	5.1%
Total Disposal	3,061	4.7%
Other (i)	1	—%
Solid waste price	20,439	5.5%
Collection	(4,174)	(1.4)%
Disposal:
Landfill	2,203	8.5%
Transfer Station	211	0.5%
Total Disposal	2,414	3.7%
Other (i)	(485)	(4.7)%
Solid waste volume	(2,245)	(0.6)%
Intercompany transfers to National Accounts	(1,385)
Surcharges and other fees	10,324
Commodity price and volume	(255)
Acquisitions	41,685	11.2%
Total solid waste operations	68,563	18.4%
Resource Solutions operations:
Processing	2,237	4.5%
National Accounts	1,791	4.3%
Resource Solutions price	4,029	4.4%
Processing	(2,218)	(4.4)%
National Accounts	2,658	6.4%
Resource Solutions volume	440	0.5%
Intercompany transfers from solid waste	1,385
Surcharges and other fees	1,309
Facility closure	(1,851)
Acquisitions	4,539	4.9%
Total Resource Solutions operations	9,851	10.7%
Total Company	$78,414	16.9%
(i)Includes transportation, landfill gas-to-energy and processing services for solid waste.

Components of capital expenditures(i) for the three and six months ended June 30, 2026 and 2025 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Growth capital expenditures:
Acquisition capital expenditures	$13,150	$13,317	$22,882	$38,659
McKean Landfill rail capital expenditures	2,893	800	4,476	800
Other	8,114	5,981	13,039	8,073
Growth capital expenditures	24,157	20,098	40,397	47,532
Replacement capital expenditures:
Landfill development	14,574	5,122	16,516	7,262
Vehicles, machinery, equipment and containers	25,068	28,970	52,056	50,172
Facilities	5,136	9,735	7,647	12,678
Other	3,374	2,478	5,672	4,234
Replacement capital expenditures	48,152	46,305	81,891	74,346
Capital expenditures	$72,309	$66,403	$122,288	$121,878
(i)The Company's capital expenditures are broadly defined as pertaining to either growth or replacement activities. Growth capital expenditures are defined as costs related to development projects, organic business growth, and the integration of newly acquired operations. Growth capital expenditures include costs related to the following: 1) acquisition capital expenditures that are necessary to transition and upgrade acquired assets to Company operating standards and to achieve strategic synergies associated with integrating newly acquired operations, which can be considered, together with acquisition purchase price, as part of the initial overall investment in an acquired business; 2) McKean Landfill rail capital expenditures, which is unique and different from landfill construction investments in the normal course of operations because the Company is investing in long-term infrastructure; and 3) development of landfill permit expansions, investment in infrastructure to increase throughput at transfer stations and recycling and other processing facilities, capital expenditures for new equipment, such as trucks, containers or compactors, to support new contracts or other organic business growth, and other development projects in support of our growth strategies. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, replacement costs for equipment and other capital expenditures due to age or obsolescence, and capital items not otherwise defined as growth capital expenditures.